CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 16, 2001 accompanying the financial statements of Detour Media Group, Inc. appearing in the 2000 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB/A for the year ended December 31, 2000 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

/s/GRANT THORNTON LLP

Los Angeles, California
June 14, 2001